UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ModusLink Global Solutions, Inc.
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©2008 ModusLink Global Solutions. All Rights Reserved Investor Presentation December 2011 / January 2012 1

SEC Safe Harbor Statement
Forward looking Statement
This presentation contains forward-looking statements, which address a variety of subjects including, for example, the Company’s plan for sustained growth in revenue and profits, the
Company’s assessment of the long-term prospects for its market, the trend toward outsourcing key processes, the opportunity for new programs and integrated solutions in our client base, the prospects for improved profitability over the long-term, the anticipated impact of the investment and cost reduction plan, the expected annualized costs savings and benefits in fiscal 2012 and 2013 as a result of the investment and cost reduction plan, the impact of the tax benefit preservation plan and the estimated annualized revenue from a recent client win.  All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-
looking statements: the Company’s success, including its ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally, depends on its ability to execut on its business strategy, including the investment and costs savings plan and the continued and increased demand for and market acceptance of its services; global economic conditions, especially in the technology sector are uncertain and subject to volatility; demand for our clients’ products may decline or may not achieve the levels anticipated by our clients; the Company's management may face strain on managerial and operational resources as they try to oversee the expanded operations; the Company may not realize the expected benefits of its restructuring and cost cutting actions; the Company may not be able to expand its operations in accordance with its business strategy; the Company’s cash balances may not be sufficient to allow the Company to meet all of its business and investment goals; the Company may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; the Company derives a significant portion of its revenue from a small number of customers and the loss of any of those customers could significantly damage the Company’s financial condition and results of operations; the Company frequently sells to its supply chain management clients on a purchase order basis rather than pursuant to contracts with minimum purchase requirements, and therefore its sales and the amount of projected revenue that is actually realized are subject to demand variability; risks inherent with conducting international operations; tax rate expectations are based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed, changes in estimates of credits, benefits and deductions, the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties and the ability to realize deferred tax assets;  the potential tax benefits represented by the net operating loss carryforwards may not be realized and the tax benefit preservation plan may not be effective in preserving those benefits; the mergers and acquisitions and IPO markets are inherently unpredictable and liquidity events for companies in the Company’s venture capital portfolio may not occur; and increased competition and technological changes in the markets in which the Company competes.  For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the
Company's filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-
looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.
Important Additional Information
On December 2, 2011, ModusLink filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2011 annual meeting of stockholders (the “2011 Annual Meeting”) and has mailed the definitive proxy statement to its stockholders.  The definitive proxy statement contains important information concerning the identity and interests of ModusLink’s directors, director nominees and certain of its officers and employees that may be deemed, along with ModusLink, to be participants in the solicitation of ModusLink’s stockholders in connection with the 2011 Annual Meeting.
Copies of ModusLink’s definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning ModusLink, when filed, may be obtained free of charge at www.sec.gov and www.ir.moduslink.com.  The definitive proxy statement and any other relevant documents filed with the SEC contain (or will contain) important information, and stockholders should carefully read the definitive proxy statement, the accompanying WHITE proxy card and other materials filed with the SEC when they become available before making any voting decision.

Agenda
• ModusLink Overview and Background
• Taking Action to Best Position ModusLink for Long-Term Success
• Board of Directors – Experienced and Independent
• Peerless Systems and the Proxy Contest
• Conclusion: Vote for ModusLink Nominees on the WHITE Proxy Card

•
Improving Operations
– Executing investments in sales and marketing and cost reduction plan to respond to adverse economic conditions
– Plan is focused on putting company on path to sustained growth in revenue and profits
•
Enhancing Corporate Governance
– Appointed stockholder nominee, Jeff Fenton, to Board in leadership role in November 2010
– Separated Chairman and CEO roles
•
Maximizing Stockholder Value
– Returned nearly $97 million in cash to stockholders since fiscal 2008
– Commenced review of strategic alternatives, chaired by Mr. Fenton
– Adopted a tax benefit preservation plan
•
Delivering Results
– Actions taken bearing fruit, and the Company’s performance is improving
– For first quarter fiscal 2012, ModusLink reported its highest gross profit margin in nearly two years, its first operating profit in six quarters and several new client program wins

Robust Change is Underway at ModusLink

ModusLink Overview and Background 5

Market Leader in Supply
Chain Business Process Outsourcing (BPO)
• Provides clients with broad, integrated portfolio of forward and reverse supply chain solutions supported by a global footprint
– 25 solution centers in 15 countries
– e-Business, factory supply, optimized configuration/postponement and aftermarket services
• Focused on high-growth markets
– Computing, software, communications, storage and consumer electronics
• Approximately 4,000 full-time employees worldwide
• Fiscal 2011 revenue of $876 million

ModusLink Provides
Superior Value Chain Solutions
We design and execute critical processes within our clients’ global value chains;
focus on speed to market and best cost to enable new business channels and to unlock global market opportunities
Logistics
Providers
Fulfill to
Multiple
Channels
Configure
Product for
End Market
Needs
Manage
Returns
Processes
E-Business / Entitlement
Business Process Infrastructure
Asset
Repair &
Recovery
Source
Goods for
Manufacture

EMS,
ODM &
OEM
Manufacture

High-Level Strategy in Place to Drive Value
Continue to Drive
Operational
Efficiencies
Focus on Target
Markets With Long-
Term Growth
Prospects
Computing
Software
Storage
Factory Supply
Optimized Product Configuration/Postponement
Aftermarket Services
e-Business
Global Standardization
Facility Optimization
Continuous Improvement
Expand Client
Relationships
Through Innovative
Solutions
Communications
Consumer Electronics
New Verticals

Worldwide BPO Spending 2008 – 2015:

Spending ($B)
250
200
150
100
50
0
2008
2009
2010
2011
2012
2013
2014
2015

Improving Outlook for BPO Market

Industry Environment:
Recession created adverse
conditions for our clients, which in
turn impacted ModusLink in fiscal
2010/2011
Macroeconomic environment has
shown weakness, especially in
Europe
Despite challenges, we believe
long-term prospects for our market
are very good
Companies will continue to
outsource more key processes
within their supply chain to reduce
costs and manage the increasing
complexity that global companies
face in serving their customers
Source:  Gartner  - Q2 2011.

ModusLink’s Addressable Market
Presents Compelling Opportunity

• Supply Chain BPO Market is $25 billion across three sectors
– Supply Chain Services represents 11%
0.2%
0.7%
0.8%
1.4%
1.7%
1.8%
4.2%
Globalware Mentor
Media
Shin Shin ATC RR
Donnelley
Arvato ModusLink
ODM / Contract
Manufacturers
10%
Source: Company Estimates
In-House
providers  &
other
79%
Supply Chain Services
11%
Competitors:
ModusLink is in a favorable competitive position,
given our global capability and Fortune 1000 client
base with opportunity for new programs that
include high value services, such as Aftermarket
and e-Business solutions

• Strong balance sheet: no debt, approximately $110 million of cash*
• $25 billion addressable market
• Maintained strong liquidity: current ratio of 1.8x*
• Net operating loss carryforwards of $2 billion
• Improving profit margins over time

* As of October 31, 2011
Financial Strength
Sets Solid Foundation for Execution

• Improving profit margins over time

Gross Margin %
Non GAAP Operating Income Margin %*
Operating Margin % (As Adjusted)**
As a Percentage of Revenue
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%

(in millions)	FY04	FY05	FY06	FY07	FY08	FY09	FY10	FY11	Q1FY12
Total Revenue	$ 381.3	$ 1,053.5	$ 1,148.9	$ 1,143.0	$ 1,068.2	$ 1,008.6	$ 924.0	$ 876.5	$ 206.2
Gross Margin	$ 21.3	$ 120.4	$ 118.2	$ 131.1	$ 137.6	$ 122.4	$ 116.6	$ 83.6	$ 25.5
Non GAAP Op. Inc.*	$ (12.5)	$ 33.7	$ 32.4	$ 44.4	$ 46.2	$ 47.1	$ 44.8	$ 18.7	$ 7.9
Operating Income (As Adjusted**)	$ (25.2)	$ 7.8	$ 0.6	$ 14.8	$ 14.4	$ (3.0)	$ 18.9	$ (7.8)	$ 2.2

*   Non GAAP operating income represents total operating income, excluding net charges related to depreciation, amortization, stock-based compensation restructuring and impairment of goodwill.
** Excludes goodwill and other intangible asset impairment charges in FY08, FY09 , FY10 and FY11.  Operating income (loss) was $0.4 million, ($167.7) million, ($6.9) million, and ($35.0) million in FY08, FY09 , FY10 and FY11 respectively.
See reconciliation to operating income in appendix
Financial Trend Analysis

In millions
$100.0
$80.0
$60.0
$40.0
$20.0
$-
Capital Distribution
FY2011 *
FY2010
FY2009
FY2008

ModusLink has Returned
Significant Capital to Stockholders

• Since the beginning of FY
2008, ModusLink has
returned nearly $97 million of
cash to stockholders
– $56.7 million of stock repurchases,
which represents a reduction of
12% of the Company’s outstanding
shares
– $40 million ($0.9134 per share)
special cash dividend distributed to
stockholders in March 2011
*Includes stock repurchased as of January 31, 2011 and special dividend paid on March 31, 2011

Taking Action to Best Position ModusLink for Long-Term Success 14

• Created durable competitive advantage through strategic acquisitions
– Open Channel Solutions (OCS) – an entitlement management capability that strengthened
ModusLink’s e-Business solution
– PTS Electronics (PTS) and Tech For Less (TFL) – two important capabilities that now comprise ModusLink’s Aftermarket Services
– As a result, ModusLink can now offer a full suite of value chain solutions, that enhance ability to cross-sell our solutions as well as improve margins
Over 50% of our top 30 clients utilize more than one of our solutions
• Taken significant actions to improve the performance of our acquisitions
– Leadership changes
Integrated these highly complementary services under common leadership; hired President, Integrated
Services  in 2011
– Restructured operations
Completed labor reductions of 14% at PTS and more than 25% at TFL in fiscal 2011
– Implemented better methods to buy, process, repair and sell products

Becoming a Leader in
Global Supply Chain Management Services
Acquisitions are in line with our strategy to take advantage of our sizeable NOLs and provide the Company with the right mix of services and scale necessary to position the Company for improved profitability over the long term

Strategic Plan to Put Company on
Path to Sustained Growth in Revenue and Profits
• As market headwinds persisted,
Company conducted comprehensive
review of business to determine
additional ways to enhance operations
• Developed and have begun to
execute an investment and
cost reduction plan to:
– Increase revenue from new programs
– Significantly improve profitability
– Put new leadership in place to drive
improved results
Sales Acceleration
& Increased
Market Penetration
Strengthening
Leadership
Cost Alignment &
Working Capital
Improvements

Investment and Cost Reduction Plan:
Sales Acceleration and Increased Market Penetration
• Increase new business revenue to annual levels of
$150 million to $200 million
• Overcome challenges related to volatility in volumes
and use of less materials in packaged products, while
fulfilling our cost value proposition to clients
Objectives
• Increasing quota-bearing sales people by at least 30%
• Price optimization strategies
• Improving sales targeting including subcategories within target markets
• Sales force effectiveness and account planning
• Integrate sales and marketing under common leadership
– Hired new head of sales and marketing
Example Investments and Changes

Investment and Cost Reduction Plan:
Cost Alignment & Working Capital Improvements
• Improve profitability as sales and marketing initiatives
gain traction
• Increase capacity utilization and reduce redundancy
Objectives
• Reducing direct and indirect labor costs
– 6% reduction in headcount from actions in last two quarters
• Reducing facility costs
• Strategic sourcing; better leverage purchasing power of collective facilities
• Expanding shared services initiative
• Further streamline inventory levels and accelerate inventory turns
Example Investments and Changes

• Put new leaders in targeted places to drive improved
results
• Fulfill vision for development of integrated services –
Aftermarket Services and e-Business solutions
Objectives
• Recently hired:
- President, Sales and Marketing to drive go-to market strategy
- President, Integrated Services to drive aftermarket solutions and e-Business capabilities
- SVP, Human Resources to strengthen training and talent development
Example Investments and Changes
Investment and Cost Reduction Plan:
Strengthening Leadership

Investment and Cost Reduction Plan:
Already Delivering Results
• The Investment and Cost Reduction plan is already contributing to results
– For ModusLink’s first quarter fiscal 2012 earnings results, the Company reported its highest gross profit margin in nearly two years and its first operating profit in six quarters
• Cost reduction plans, including restructuring actions, are expected to result in approximately $30 million to $40 million in annualized cost savings
– On track to achieve the expected $15 million to $20 million in benefits in fiscal 2012, with further benefit in fiscal 2013
• Recently won several new client programs with global brands:
– A major global consumer products company
Expected to contribute annualized revenue of approximately $60 million - largest program win since before recession
– GoPro - one of the world's fastest growing camera companies
Program utilizes ModusLink’s Supply Chain, e-Business and Aftermarket solutions
– Two new programs from Sony
Since starting first Sony program a year ago, we've grown relationship to five programs
Example of ModusLink’s ability to sell new programs to current clients and underscores opportunity present in existing client base

ModusLink is Positioned
For Long-Term Success
• Strong liquidity and balance sheet
• An articulated plan for investment and cost reduction
• Access to a global market
• A client base of Fortune 1000 companies that provides additional opportunities for ModusLink’s service offerings
– Over 50% of our top 30 clients utilize more than one of ModusLink’s solutions
ModusLink has a robust financial foundation that provides a competitive advantage and affords us the opportunity to act in the long-term interests of our Company and stockholders

22 Board of Directors Experienced and Independent

ModusLink has a Highly-
Qualified and Independent Board
• Seven of eight Board members are independent
– Virginia G. Breen
–
Jeffrey J. Fenton –
Director nominee at 2011 Annual Meeting
– Thomas H. Johnson – Director nominee at 2011 Annual Meeting
–
Frank J. Jules –
Chairman
–
Joseph C. Lawler –
President and Chief Executive Officer
– Edward E. Lucente
– Michael J. Mardy
– Joseph M. O’Donnell
• Half of the current Board members have joined in the past five years
– By pursuing this proxy contest, Peerless is seeking to replace two of ModusLink’s newest
Board members
ModusLink’s Board is comprised of seasoned executives,
all of whom are actively engaged in creating value for all stockholders

ModusLink GLOBAL SOLUTIONS

- **ModusLink appointed stockholder nominee to its Board**
  - Last year, the Board's Nominating and Governance Committee interviewed a number of candidates put forward by two stockholders
  - As a result of this process, the Board appointed Mr. Fenton
  - Mr. Fenton served as chairman of the Capital Allocation Committee in fiscal 2011, which recommended the $40 million special dividend
  - Mr. Fenton currently serves as chairman of the special committee that is reviewing strategic alternatives
- **Commenced a review of strategic alternatives to enhance stockholder value**
  - Retained Goldman, Sachs & Co. to undertake a comprehensive review of viable strategic alternatives, including among other things a possible sale of certain of the Company's assets and other strategic options
  - Formed a committee, comprised solely of independent directors and led by Mr. Fenton, to oversee review process and make associated recommendations to the full Board
  - Mr. Fenton is one of the Company's nominees, and Peerless' pursuit of proxy contest could result in his removal at important time in review process
- **Separated Chairman and Chief Executive Officer roles**
  - Action designed to enhance the independence and governance structure of ModusLink's Board
  - Frank Jules named Chairman of the Board
- **Adopted a tax benefit preservation plan**
  - This plan is designed to protect net operating loss carryforwards and ensures all of ModusLink's stockholders are able to realize the long-term value of their investment in ModusLink

24 Board is Listening and Taking Action

ModusLink’s Highly-Qualified
Director Nominees
• ModusLink’s nominees are experienced, qualified and committed to delivering value for all stockholders
Tom Johnson:
– Member of Board since April 2006
– Mr. Johnson was identified by an outside search firm, Spencer Stuart, as part of a nationwide search for director candidates
– Mr. Johnson brings more than 15 years of executive experience, including service as the chief executive officer of two large multinational corporations, as well as four public company boards
– Since January 2009, Mr. Johnson has served as the Chief Executive Officer of The Taffrail Group, LLC, an international advisory firm
– Mr. Johnson is also a director of Coca-Cola Enterprises, Inc., GenOn Energy, Inc. and Universal Corporation
Jeff Fenton:
– Member of Board since November 2010
– Mr. Fenton was appointed to the Board following the Governance and Nominating Committee’s review and evaluation of director candidates put forward by two stockholders: LCV Capital Management and Raging Capital Management
– Mr. Fenton brings a proven record of leading large and diverse organizations, developing and executing market leading strategies
– Since March 2004, Mr. Fenton has served as Principal of Devonshire Advisors LLC, an investment advisory services firm
– Mr. Fenton served as a director of Bluelinx Holdings Inc., Formica Corporation, IAP Worldwide Services and Transamerica
Trailer Leasing Co.
Losing these Directors would remove valuable experience and
important leadership from the ModusLink Board

26 Peerless Systems and the Proxy Contest

ModusLink has been Reasonable
and Open to a Resolution with Peerless
• ModusLink values the opinions of all stockholders and has a track record of working with stockholders
– Engaged in a dialogue with LCV Capital Management and Raging Capital Management that enabled us to avoid the expense and disruption of a proxy contest in 2010
– Resulted in ModusLink appointing stockholder representation to the Board – Mr. Fenton, who has since been a valuable addition through his various leadership roles
• ModusLink’s Board and management have tried to pursue a similar approach with Peerless, actively engaging with the investor
• Throughout the course of this interaction, and despite concerns about the
Peerless nominees, ModusLink made a concerted effort to resolve this matter
– Offered Peerless a settlement agreement which included board representation and customary confidentiality and standstill provisions
Despite opportunities to find common ground, Peerless has instead chosen to engage the Company in a disruptive and costly proxy contest

- Peerless owns approximately 2.4% of ModusLink stock and was a stockholder for less than one month before notifying ModusLink of its intent to nominate directors
- Since October 4, 2011, Peerless has sold approximately 10% of its ModusLink stockholdings
- In our view:
  - Peerless is an unproven entity, having shifted from its historic business of providing imaging and networking technologies to asset management
  - Peerless has provided no constructive input or perspective on the Company
    - In fact, Peerless readily admits in its proxy materials that its nominees "do not have specific plans as of this date with respect to enhancing the value of the Company"
  - The Peerless nominees fail to enhance the composition of the ModusLink Board:
    - No experience in the industry in which the Company operates
    - No articulated ideas for enhancing the value of your investment in ModusLink

28 Peerless has Not Articulated Any Strategy or Plan for the Company

Peerless Nominees – Not Right for ModusLink
In our view, electing the Peerless nominees could:
• Interrupt ongoing implementation of ModusLink’s strategic plan;
• Disrupt the ongoing strategic alternatives review process;
• Reduce the level of relevant experience on the Board; and
• Negatively impact stockholder value

There Are Concerns Regarding
Peerless Nominee Timothy Brog
Mr. Brog’s pattern of violations is troubling
and has no place on ModusLink’s Board
• Nominee Timothy Brog has a troubling track record of SEC violations and failure to disclose material information to stockholders:
– 2006: Gyrodyne proxy contest – Mr. Brog was part of a group that received a comment letter from the Staff of the Securities and Exchange Commission (SEC) noting that because the group failed to file a preliminary proxy statement, the participants in the solicitation had violated Rule
14a-6 of Regulation 14A.
The Staff directed the group to revise its proxy materials to affirmatively indicate the participants had committed a federal securities law violation
– 2008: TravelCenters of America proxy contest – lawsuit filed against Mr. Brog related to his failure to disclose the prior federal securities law violations in connection with the Gyrodyne matter
Delaware Court of Chancery ruled in favor of TravelCenters, and deemed Mr. Brog’s notice of intent to nominate directors deficient and invalid
– 2011: ModusLink proxy contest – We believe that Mr. Brog is operating Peerless as an unregistered investment company in violation of federal securities laws
Based on public filings, we believe Peerless fails several quantitative and qualitative tests under the
Investment Company Act of 1940
We believe Mr. Brog has failed to disclose material information to ModusLink’s stockholders in this regard

31 Conclusion: Vote for ModusLink Nominees on the WHITE Proxy Card

- ModusLink is at a critical juncture
- Peerless nominees have neither the qualifications nor the experience to assist the Board in creating stockholder value
- ModusLink's Board and management have:
  - Taken extensive measures to position ModusLink for long-term success as well as to enhance and protect stockholder value
  - Developed a strategic plan that puts ModusLink on a trajectory of sustained growth in revenue and profits which is already delivering results
  - Listened to stockholder views and been open to new ideas – actively reviewing strategic alternatives

Protect Your Investment: Vote
FOR ModusLink Nominees on the WHITE Proxy Card
Support your Board’s initiatives to drive value for ALL stockholders – vote
FOR the ModusLink nominees on the WHITE proxy card today

33 APPENDIX

Non-GAAP Reconciliation
FY04 Margin % FY05 Margin % FY06 Margin % FY07 Margin %
Revenue 381,315 $     1,053,507 $ 1,148,886 $ 1,143,026 $
Operating income (loss) (25,206) -6.6% 7,769 0.7% 585 0.1% 14,765 1.3%
Less goodwill impairment charges - 0.0% - 0.0% - 0.0% - 0.0%
Oper. income (loss) excl. GW impairment (25,206) -6.6% 7,769 0.7% 585 0.1% 14,765 1.3%
Adjustments :
Depreciation 6,771 1.8% 9,723 0.9% 11,021 1.0% 15,028 1.3%
Amortization of intangible assets - 0.0% 5,226 0.5% 4,824 0.4% 4,821 0.4%
Share-based payments 333 0.1% 5,700 0.5% 6,417 0.6% 5,184 0.5%
Restructuring 5,604 1.5% 5,258 0.5% 9,521 0.8% 4,643 0.4%
Non-GAAP operating income (loss) (12,498) $     -3.3% 33,676 $       3.2% 32,368 $       2.8% 44,441 $       3.9%
FY08 Margin % FY09 Margin % FY10 Margin % FY11 Margin % Q1 FY12 Margin %
Revenue 1,068,207 $ 1,008,554 $ 923,996 $     876,466 $     206,151 $
Operating income (loss) 371 0.0% (167,693) -16.6% (6,927) -0.7% (34,972) -4.0% 2,208 1.1%
Less goodwill & intangible asset impairment charges 14,000 1.3% 164,682 16.3% 25,800 2.8% 27,166 3.1% - 0.0%
Oper. income (loss) excl. GW & intangible asset impairment charges 14,371 1.3% (3,011) -0.3% 18,873 2.0% (7,806) -0.9% 2,208 1.1%
Adjustments :
Depreciation 17,008 1.6% 20,013 2.0% 16,867 1.8% 16,782 1.9% 3,735 1.8%
Amortization of intangible assets 3,773 0.4% 5,485 0.5% 6,308 0.7% 5,457 0.6% 332 0.2%
Share-based payments 5,599 0.5% 5,103 0.5% 4,154 0.4% 3,481 0.4% 882 0.4%
Restructuring 5,465 0.5% 19,552 1.9% (1,433) -0.2% 795 0.1% 755 0.4%
Non-GAAP operating income (loss) 46,216 $       4.3% 47,142 $       4.7% 44,769 $       4.8% 18,709 $       2.1% 7,912 $         3.8%